As filed with the Securities and Exchange Commission on December 3, 2004

Registration No. 333-19921

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COMMUNITY FIRST BANKSHARES, INC. (Exact name of registrant as specified in its charter)	CFB CAPITAL I (Exact name of co-registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	Delaware (State or other jurisdiction of incorporation or organization)

46-0391436 (I.R.S. Employer Identification No.)	41-6422292 (I.R.S. Employer Identification No.)

520 Main Avenue Fargo, North Dakota 58124-0001 (701) 298-5600 (Address, including zip code, and telephone number, including area code of registrant’s principal executive office)	520 Main Avenue Fargo, North Dakota 58124-0001 (701) 298-5600 (Address, including zip code, and telephone number, including area code of co-registrant’s principal executive office)

KEVIN F. AMES
Executive Vice President and Chief Financial Officer
1450 Treat Boulevard
Walnut Creek, California 94597
(808) 525-7000
(Name, address and telephone number, including area code, of
agent for service)	KEVIN F. AMES
Executive Vice President and Chief Financial Officer
1450 Treat Boulevard
Walnut Creek, California 94597
(808) 525-7000
(Name, address and telephone number, including area code, of agent for service)

Copy to:
Rodney R. Peck
Pillsbury Winthrop LLP
50 Fremont Street
San Francisco, California 94105

TERMINATION OF REGISTRATION
SIGNATURES

TERMINATION OF REGISTRATION

     This Post-Effective Amendment relates to the Registration Statement on Form S-3, Registration Statement No. 333-19921 filed on January 16, 1997, as it pertains to Junior Subordinated Debentures of Community First Bankshares, Inc., Capital Securities of CFB Capital I and the Guarantee of Community First Bankshares, Inc., with respect to the Capital Securities.

     The undersigned Registrants hereby remove and withdraw from registration all securities registered pursuant to this Registration Statement which remain unsold.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, each of the Registrants has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on December 2, 2004.

COMMUNITY FIRST BANKSHARES, INC.
By:	/s/ Kevin F. Ames
Kevin F. Ames, Executive Vice President
and Chief Financial Officer

CFB CAPITAL I
By:	Community First Bankshares, Inc. on behalf of CFB Capital I

By:	/s/ Kevin F. Ames
Kevin F. Ames
Executive Vice President and Chief Financial Officer